EQUITY CREDIT AGREEMENT
BY AND BETWEEN
SPATIALIGHT, INC.

AND

THE INVESTORS LISTED ON SCHEDULE A

Dated
April 24, 2007

THIS EQUITY CREDIT AGREEMENT is entered into as of the 24th day of April 2007 (this "AGREEMENT"), by and among each of the Investors, severally and not jointly, in the percentages set forth on Schedule A and SPATIALIGHT, INC., a corporation organized and existing under the laws of the State of New York (the "COMPANY").

W I T N E S S E T H :

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investors, from time to time as provided herein, and the Investors shall purchase in the aggregate, up to Fifteen Million Four Hundred Thousand Dollars ($15,400,000) of the Common Stock (as defined below).

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

Section 1.1  DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

"AGREEMENT" shall have the meaning specified in the preamble hereof.

"BY-LAWS" shall have the meaning specified in Section 4.7.

"CERTIFICATE" shall have the meaning specified in Section 4.7

"CLAIM NOTICE" shall have the meaning specified in Section 9.3(a).

"CLOSING" shall mean one of the closings of a purchase and sale of shares of Common Stock pursuant to Section 2.3.

"CLOSING DATE" shall mean the fifth Trading Day following the Put Date, unless otherwise agreed between the Investor and the Company.

“CLOSING PRICE” shall mean, for any Trading Day, the closing bid price of the Common Stock on the Principal Market for such Trading Day.

"COMMITMENT PERIOD" shall mean the period commencing on the date hereof, and ending on the earlier of (i) the date on which the Investors shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of the Maximum Commitment Amount, (ii) the date this Agreement is terminated pursuant to Section 2.4, or (iii) the date occurring eighteen (18) months from the date hereof.

"COMMON STOCK" shall mean the Company's common stock, $.01 par value per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

"COMMON STOCK EQUIVALENTS" shall mean any securities that are convertible into or exchangeable for Common Stock or any options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities.

"COMPANY" shall mean SpatiaLight, Inc.

"CONDITION SATISFACTION DATE" shall have the meaning specified in Section 7.2.

"DAMAGES" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation).

"DISCOUNT" shall mean (i) with respect to the first $3,700,000 of Common Stock purchased pursuant to this Agreement, zero and (ii) with respect to the next $11,700,000 of Common Stock purchased pursuant to this Agreement, 5%.

"DISPUTE PERIOD" shall have the meaning specified in Section 9.3(a).

"DTC" shall the meaning specified in Section 2.2.

"DWAC" shall the meaning specified in Section 2.3.

"EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“EXCESS PUT SHARES” shall mean the excess of the Interim Put Shares over the Put Shares.

"FAST" shall have the meaning specified in Section 2.2.

"INDEMNIFIED PARTY" shall have the meaning specified in Section 9.3(a).

"INDEMNIFYING PARTY" shall have the meaning specified in Section 9.3(a).

"INDEMNITY NOTICE" shall have the meaning specified in Section 9.3(b).

"INTERIM PUT SHARES" shall be the number of Put Shares equal to (i) the Put Amount divided by (ii) (A) the average of the three lowest Closing Prices for the five (5) Trading Days immediately preceding the Put Date minus (B) the result in the preceding clause (ii)(A) multiplied by the Discount.

"INVESTOR" shall have the meaning specified in the preamble to this Agreement.

"MAXIMUM COMMITMENT AMOUNT" shall mean Fifteen Million Four Hundred Thousand Dollars ($15,400,000) in the aggregate.

"MATERIAL ADVERSE EFFECT" shall mean any effect on the business, operations, properties, prospects or financial condition of the Company that is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under this Agreement.

"NASD" shall mean the National Association of Securities Dealers, Inc.

"NASDAQ" shall mean The Nasdaq Stock Market, Inc.

"OUTSTANDING" shall mean, with respect to the Common Stock, at any date as of which the number of shares of Common Stock is to be determined, all issued and outstanding shares of Common Stock, including all shares of Common Stock issuable in respect of outstanding options, warrants, convertible securities, scrip or any certificates representing fractional interests in shares of Common Stock; provided, however, that Outstanding shall not include any shares of Common Stock then directly or indirectly owned or held by or for the account of the Company or held in escrow.

"PERSON" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"PRINCIPAL MARKET" shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the Over the Counter Bulletin Board, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

"PURCHASE PRICE" shall mean the Closing Price for each Trading Day set forth in the Put Notice minus the product of the Discount and the Closing Price for each Trading Day set forth in the Put Notice.

"PUT" shall mean each occasion that the Company elects to exercise its right to tender a Put Notice requiring Investor to purchase shares of Common Stock, subject to the terms and conditions of this Agreement.

"PUT AMOUNT" shall mean, with respect to any Put, Sixty Thousand Dollars ($60,000), for each of the Trading Days set forth in the Put Notice unless otherwise agreed by the Investor and the Company.

"PUT DATE" shall mean the Trading Day during the Commitment Period that a Put Notice is deemed delivered pursuant to Section 2.2(b).

"PUT NOTICE" shall mean a written notice, substantially in the form of Exhibit A hereto, to Investor setting forth the Put Amount with respect to which the Company intends to require Investor to purchase shares of Common Stock pursuant to the terms of this Agreement.

"PUT SHARES" shall mean the number of shares of Common Stock to be purchased by the Investor on the applicable Closing Date.

"REGISTRABLE SECURITIES" shall mean the (a) Put Shares and (b) any securities issued or issuable with respect to the Put Shares by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to a Registration Statement, (ii) such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 are met, (iii) such time as such Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to Investor, such Registrable Securities may be sold without registration under the Securities Actor the need for an exemption from any such registration requirements and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

"REGISTRATION STATEMENT" shall mean the Company’s registration statement on Form S-3, Registration No. 333-137100, covering the registration of the issuance to each Investor of the Registrable Securities under the Securities Act.

"REMAINDER PUT SHARES" shall mean the number of Put Shares required to be delivered by the Company on the Closing Date minus the Interim Put Shares.

"SEC" shall mean the Securities and Exchange Commission.

"SECURITIES ACT" shall mean the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

"SEC DOCUMENTS" shall mean, as of a particular date, all reports and other documents filed by the Company pursuant to the Securities Act and Section 13(a) or 15(d) of the Exchange Act since the beginning of the Company's then most recently completed fiscal year as of the time in question (provided that if the date in question is within ninety days of the beginning of the Company's fiscal year, the term shall include all documents filed since the beginning of the second preceding fiscal year).

"THIRD PARTY CLAIM" shall have the meaning specified in Section 9.3(a).

"TRADING DAY" shall mean any day during which the Principal Market shall be open for business.

"TRANSACTION DOCUMENTS" means the Equity Credit Agreement and the Closing Certificate.

"TRANSFER AGENT" shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company's appointment of any such substitute or replacement transfer agent).

"UNDERWRITER" shall mean any underwriter participating in any disposition of the Registrable Securities on behalf of Investor pursuant to a Registration Statement.

ARTICLE II
PURCHASE AND SALE OF COMMON STOCK

Section 2.1  INVESTMENTS. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII), on any Put Date the Company may exercise a Put by the delivery of a Put Notice and each Investor shall purchase Put Shares based upon the product of the Put Amount multiplied by the percentage set forth opposite such Investor’s name on Schedule A.

Section 2.2  MECHANICS.

(a) PUT NOTICE. At any time during the Commitment Period, the Company may deliver a Put Notice to the Investors, subject to the conditions set forth in Section 7.2. Each Put Notice shall be for the Put Amount for up to five (5) Trading Days including the date that the Put Notice is deemed to be delivered pursuant to Section 2.2(b) and up to four (4) of the Trading Days thereafter. The Purchase Price shall be determined for each Trading Day set forth in the Put Notice based upon the Put Amount for each such Trading Day. Unless otherwise agreed by the Investor, the Company shall not be entitled to deliver a Put Notice more than once every five (5) Trading Days.

(b) DATE OF DELIVERY OF PUT NOTICE. A Put Notice shall be deemed delivered on the later of: (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received on or prior to 2:00 PM New York time, or the immediately succeeding Trading Day if it is received by facsimile or otherwise after 2:00 PM New York time on a Trading Day or at anytime on a day which is not a Trading Day and (ii) the delivery to the Investor of the Interim Put Shares through the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST”), as described in Section 2.3.

Section 2.3 CLOSINGS. On each Closing Date (a) the Investor shall provide the Company with transaction confirmations showing the number of Put Shares sold and the price at which the Put Shares were sold on each Trading Day, (b) a computation of whether the Put Shares are greater or less than the Interim Put Shares, (c) the Company shall authorize the transfer to the Remainder Put Shares to the Investors, in the manner described below, or the Investor shall deliver to the Company the Excess Put Shares, as the case may be, and (d) provided all conditions to Closing have been satisfied by the Company, Investor shall deliver to the Company the Put Amount, by wire transfer of immediately available funds. In the event that all of the conditions to Closing are not met, then the Investor shall return the Interim Put Shares to the Company or deliver the Put Amount to the Company with respect to the Interim Put Shares, at the option of the Investor. In lieu of delivering physical certificates representing the Put Shares and the Interim Put Shares, the Company shall cause the Transfer Agent to electronically transmit, on the Put Date or the Closing Date, as the case may be, the Interim Put Shares or the Remainder Put Shares, as the case may be, by crediting the account of the Investor's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system, and provide proof satisfactory to the Investor of such delivery. In addition, on such Closing Date, each of the Company and Investor shall deliver all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

Section 2.4  TERMINATION OF INVESTMENT OBLIGATION. The obligation of Investor pursuant to this Agreement to purchase shares of Common Stock shall terminate permanently (including with respect to a Closing Date that has not yet occurred) in the event that (a) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of thirty (30) Trading Days during the Commitment Period, (b) the Company shall at any time fail to comply with the requirements of Section 6.3, 6.4, or 6.6 and such failure shall continue for more than thirty (30) days, or (c) in the event of a breach or an event of default by the Company with respect to any agreement entered into with an Investor or the occurrence of an event that with notice or lapse of time or both would become a default and the same is not cured by the Company within thirty (30) days after written notice.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF INVESTOR

Each Investor represents and warrants, severally and not jointly, to the Company that:

Section 3.1  INTENT. Investor is entering into this Agreement for its own account and Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, Investor reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2  SOPHISTICATED INVESTOR. Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Common Stock. Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

Section 3.3  AUTHORITY. (a) Investor has the requisite power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby in accordance with its terms; (b) the execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action and no further consent or authorization of Investor is required; and (c) this Agreement has been duly authorized and validly executed and delivered by Investor and is a valid and binding agreement of Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 3.4  NOT AN AFFILIATE. Except as set forth on Schedule 3.4, Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company or any other Investor as of the time of signing of this document.

Section 3.5  ORGANIZATION AND STANDING. Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Investor is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a material adverse effect on Investor.

Section 3.6  ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, (b) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Investor that, except as disclosed in the SEC Documents:

Section 4.1  ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of New York, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified as a domestic corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

Section 4.2  AUTHORITY. (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Put Shares; (b) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, except for the stockholder approval to issue Put Shares after the Investors have purchased Put Shares having an aggregate Purchase Price of $3,700,000; and (c) this Agreement has been duly executed and delivered by the Company and constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 4.3  CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.01 par value, of which 47,773,092 shares were issued and outstanding. Except for options, warrants and conversion rights to purchase 15,390,727 shares of Common Stock, there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

Section 4.4  COMMON STOCK. The Company has registered the Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and, except as disclosed in the SEC Documents, the Company has maintained all requirements for the continued listing or quotation of the Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date of this Agreement, the Principal Market is NASDAQ.

Section 4.5  SEC DOCUMENTS. The Company has delivered or made available to Investor true and complete copies of the SEC Documents on file as of the date hereof. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Registration Statement covers the issuance of the Put Shares. The Registration Statement covering the issuance of the Put Shares was declared effective on February 14, 2007 by the Commission and neither the Commission nor any state regulatory authority has issued, or threatened to issue, any order preventing or suspending the use of the Registration Statement or the prospectus contained therein or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

Section 4.6  VALID ISSUANCES. When issued and paid for as herein provided, the Put Shares shall be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Put Shares pursuant to, nor the Company's performance of its obligations under, this Agreement shall (a) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Shares or any of the assets of the Company, or (b) entitle the holders of Outstanding Common Stock to preemptive or other rights to subscribe to or acquire the Common Stock or other securities of the Company. The Put Shares shall not subject Investor to personal liability by reason of the ownership thereof.

Section 4.7  CORPORATE DOCUMENTS. The Company has furnished or made available to Investor true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "CERTIFICATE"), and the Company's By-Laws, as amended and in effect on the date hereof (the "BY-LAWS").

Section 4.8  NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (a) result in a violation of the Certificate or By-Laws or (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become al default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity. Except as set forth on Schedule 4.8, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof (other than any SEC, NASD, state securities filings or filings with the Principal Market that may be required to be made by the Company subsequent to any Closing).

Section 4.9  NO MATERIAL ADVERSE CHANGE. Since March 16, 2007, no event has occurred that would have a Material Adverse Effect on the Company, except as disclosed in the SEC Documents.

Section 4.10  NO UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations that are material, individually or in the aggregate, and that are not disclosed in the SEC Documents on file on the date hereof or otherwise publicly announced, other than those incurred in the ordinary course of the Company's businesses since March 16, 2007 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

Section 4.11  NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since March 16, 2007, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

Section 4.12  LITIGATION AND OTHER PROCEEDINGS. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect.

Section 4.13  NO MISLEADING OR UNTRUE COMMUNICATION. Neither this Agreement nor the Exhibits and schedules hereto contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

ARTICLE V
COVENANTS OF INVESTOR

Section 5.1  COMPLIANCE WITH LAW. Investor's and all of Investor’s affiliates trading activities with respect to shares of the Common Stock will be and have been in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the NASD and the Principal Market on which the Common stock is listed. Investor acknowledges that it will be an underwriter with respect to the Put Shares and will have the obligations and responsibilities of an underwriter under the Securities Act.

ARTICLE VI
COVENANTS OF THE COMPANY

Section 6.1  REGISTRATION STATEMENT. The Company shall use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registerable Securities for sale in any jurisdiction.

Section 6.2  RESERVATION OF COMMON STOCK. The Company shall have available and the Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Put Shares.

Section 6.3  LISTING OF COMMON STOCK. The Company shall use its best efforts to maintain the listing of the Common Stock on a Principal Market and, if applicable, will cause the Put Shares to be listed on the Principal Market. The Company further shall, if the Company applies to have the Common Stock traded on any other Principal Market, include in such application the Put Shares and shall take such other action as is necessary or desirable in the reasonable opinion of Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall use its commercially reasonable efforts to continue the listing and trading of the Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

Section 6.4  EXCHANGE ACT REGISTRATION. The Company shall cause the Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, and will comply in all material respects with its reporting and filing obligations under said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

Section 6.5  ISSUANCE. The sale of the Put Shares to the Investor shall be registered pursuant to the Registration Statement. The Put Shares shall be free of legends and no instructions or "stop transfers orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent.

Section 6.6  CORPORATE EXISTENCE. The Company shall take all commercially reasonable steps necessary to preserve and continue the corporate existence of the Company.

Section 6.7  NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO MAKE A PUT. The Company shall promptly notify Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities: (a) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus; (b) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (c) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (d) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (e) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Put Notice during the continuation of any of the foregoing events.

Section 6.8  CONSOLIDATION; MERGER. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to Investor such shares of Common Stock and/or securities as Investor is entitled to receive pursuant to this Agreement.

Section 6.9  DILUTION. The number of shares of Common Stock issuable as Put Shares may increase substantially in certain circumstances as a result of a decline in the trading price. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Put Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

Section 6.10 USE OF PROCEEDS. The Company may not use any proceeds from the sale of Put Shares for the repayment of the principal amount of the indebtedness represented by the Senior Secured Convertible Notes dated November 30, 2004 or the principal amount of any notes payable to Argyle Capital Management Corporation.

ARTICLE VII
CONDITIONS TO DELIVERY OF
PUT NOTICES AND CONDITIONS TO CLOSING

Section 7.1  CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO ISSUE AND SELL COMMON STOCK. The obligation hereunder of the Company to issue and sell the Put Shares to Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

(a)  ACCURACY OF INVESTOR'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

(b) PERFORMANCE BY INVESTOR. Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Investor at or prior to such Closing.

(c) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall be effective and (i) neither the Company nor Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

(d) NO VIOLATION OF LAW. The sale or delivery of the Put Shares would not violate any applicable law.

Section 7.2  CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER A PUT NOTICE AND THE OBLIGATION OF INVESTOR TO PURCHASE PUT SHARES. The right of the Company to deliver a Put Notice and the obligation of Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (a) the date of delivery of such Put Notice and (b) the applicable Closing Date (each a "CONDITION SATISFACTION DATE"), of each of the following conditions:

(a)  EFFECTIVE REGISTRATION STATEMENT. The issuance of the Put Shares to the Investor shall be registered pursuant to the Registration Statement. The Registration Statement shall be effective on each Condition Satisfaction Date and (i) neither the Company nor Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

(b)  ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date.

(c)  PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

(d) NO BANKRUPTCY. The Company has not (i) made an assignment for the benefit of its creditors; (ii) filed a voluntary bankruptcy petition; (iii) become the subject of an order for relief or been declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) filed a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, termination, or similar relief under any law; (v) filed an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Company in any proceeding; or (vi) sought, consented to, or acquiesced in the appointment of a trustee, receiver, or liquidator of all or any substantial part of the Company's properties; and no proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law has been filed that has not been dismissed within one hundred twenty (120) after filing or with respect to which a trustee, receiver, or liquidator of any substantial part of the Company's properties has been appointed and ninety (90) days have expired without the appointment being vacated or stayed, or ninety (90) days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

(e)  NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(f)  ADVERSE CHANGES. Since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

(g)  NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the NASD and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. Investors acknowledge that the Company has received a delisting notice from the NASD and may be delisted from the NASDAQ Capital Market.

(h)  LEGAL OPINION. The Company shall have caused to be delivered to Investor, an opinion of the Company's legal counsel in the form of Exhibit B hereto, addressed to Investor.

(i)  TEN PERCENT LIMITATION. Notwithstanding anything to the contrary contained herein, if, on any Closing Date, the number of Put Shares then to be purchased pursuant to a Put Notice by Investor would, when aggregated with all other shares of Common Stock then held by Investor (including, for the purposes of this Section 7.2(h), Common Stock issuable upon conversion, exercise or exchange, as applicable, of Common Stock Equivalents then held by Investor), cause Investor to beneficially own in excess of 9.99% of the total number of issued and outstanding shares of Common Stock after giving effect to the Put (the "Percentage Cap"), then the number of Put Shares shall be reduced to the extent necessary for Investor's beneficial ownership of Common Stock, after giving effect to the Put, not to exceed the Percentage Cap. For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In the event the number of Put Shares with respect to any Put are required to be reduced pursuant to this Section 7.2(h), Investor shall provide, via facsimile, as soon as possible on the Closing Date, and in no event later than 12:00 p.m. EST, a notice to the Company setting forth the maximum number of shares issuable pursuant to such Put which would not result in Investor's beneficial ownership exceeding the Percentage Cap and shall return to the Company any Excess Put Shares. In the event that the amount of any Put Amount is limited as a result of this paragraph, at SpatiaLight’s option, the maximum Put Amount thereafter shall be increased, subject to the Percentage Cap, until such time as the total Put Amount available under the terms of this Agreement shall be equal to the amount that would have been available in the absence of the Percentage Cap.

(j)  SHAREHOLDER VOTE. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market. In the event that the Company desires to put shares of Common Stock to the Investors having an aggregate Purchase Price in excess of $3,700,000 commencing on the date of this Agreement, then the Company shall be obligated to obtain shareholder approval to issue Put Shares in excess of such amount.

(k)  OTHER. On each Condition Satisfaction Date, Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by Investor in order for Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2., including, without limitation, a certificate in substantially the form and substance of Exhibit C hereto, executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

(l) NO BREACH. On each Condition Satisfaction Date, there shall not (i) be an uncured event of default or a breach of any agreement between the Company and an Investor or (ii) have occurred an event that with notice or lapse of time or both would become a default or a breach of an agreement between the Company and the Investor which is uncured.

Section 7.3  DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

(a)  The Company shall make available for inspection and review by Investor, advisors to and representatives of Investor (who may or may not be affiliated with Investor and who are reasonably acceptable to the Company), and any Underwriter, any Registration Statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by Investor or any such representative, advisor or Underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of such Registration.

(b)  Notwithstanding anything contained herein to the contrary, each of the Company, its officers, directors, employees and agents shall in no event disclose non-public information to Investor, advisors to or representatives of Investor.

(c)  Nothing herein shall require the Company to disclose non-public information to Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company shall, as hereinabove provided, immediately notify the advisors and representatives of Investor and any Underwriters of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in a Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 7.3 shall be construed to mean that such persons or entities other than Investor (without the written consent of Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms and conditions of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, any Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in such Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

ARTICLE VIII
COVER

Section 8.1  COVER. If the Company fails for any reason to deliver the Put Shares within two Trading Days after a Closing Date and the Investor purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by such Investor (the "Sold Shares"), which delivery such Investor anticipated to make using the Put Shares (a "Buy-In"), then the Company shall pay to such Investor, in addition to all other amounts contemplated in other provisions of the Transaction Documents, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) such Investor's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by such Investor from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to such Investor in immediately available funds immediately upon demand by such Investor. By way of illustration and not in limitation of the foregoing, if such Investor purchases Covering Shares having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock that it sold for net proceeds of $10,000, the Buy-In Adjustment Amount that the Company will be required to pay to such Investor will be $1,000.

ARTICLE IX
NOTICES; INDEMNIFICATION

Section 9.1  NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

SpatiaLight, Inc.
Five Hamilton Landing,
Novato CA 94949
Facsimile No. (415) 883-3363

with a copy (which shall not constitute notice) to:

Lawrence E. Wilson, Esq.
Franklin, Cardwell & Jones
1001 McKinney, 18th Floor
Houston, Tx 77002
Facsimile: 713-222-0938

If to Investor at the address set forth on Schedule A; with a copy (which shall not constitute notice):

Marc G. Rosenberg, Esq.
McLaughlin & Stern, LLP
260 Madison Avenue
New York, New York 10016
Facsimile: 800-933-0981

Either party hereto may from time to time change its address or facsimile number for notices under this Section 9.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

Section 9.2  INDEMNIFICATION. The Company agrees to indemnify and hold harmless Investor and its officers, directors, employees, and agents, and each Person or entity, if any, who controls Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the officers, directors, agents and employees of each such controlling person, from and against any Damages, and any action in respect thereof to which any of such persons becomes subject to, resulting from, arising out of or relating to (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus contained therein or in any amendment or supplement thereto or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, in each such case as such Damages are incurred, except to the extent such Damages result solely from Investor's failure to perform any covenant or agreement contained in this Agreement or Investor's or its officer's, director's, employee's, agent's gross negligence or willful misconduct ( to the extent that it shall be finally determined by a court of competent jurisdiction which determination is not subject to appeal or further review).

Section 9.3  METHOD OF ASSERTING INDEMNIFICATION CLAIMS. All claims for indemnification by any Indemnified Party (as defined below) under Section 9.2 shall be asserted and resolved as follows:

(a) (i) In the event any claim or demand in respect of which any person claiming indemnification under any provision of this Article IX (an "INDEMNIFIED PARTY") might seek indemnity under this Article is asserted against or sought to be collected from such Indemnified Party by a person other than a party hereto or an affiliate thereof (a "THIRD PARTY CLAIM"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of this Article against any person (the "INDEMNIFYING PARTY"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "CLAIM NOTICE") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably and materially prejudiced by such failure of the Indemnified Party.

(ii) The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "DISPUTE PERIOD") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under this Article and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

(A)  If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.3(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to this Article). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (A), and except as provided herein, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may takeover the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under this Article with respect to such Third Party Claim. Notwithstanding the foregoing, an Indemnified Party shall have the right to employ separate counsel in any such proceeding and to control and participate in the defense thereof and the expense thereof shall be borne by the Indemnifying Party: (1) if the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel, (but no more than one separate counsel on behalf of all of the Indemnified Parties) shall be at the expense of the Indemnifying Party).

(B) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (B), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (C) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (B) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (B), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(C)  If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under this Article or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under this Article and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(b)  In the event any Indemnified Party should have a claim under this Article against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under this Article specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "INDEMNITY NOTICE") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under this Article and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(c)  The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the Indemnified Party against the Indemnifying Party or others which would be available to the Indemnified Party at law or in equity, and (ii) any liabilities the Indemnifying Party may be subject to.

ARTICLE X
MISCELLANEOUS

Section 10.1  GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflicts of law. Each of the Company and Investor hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in the State of New York, County of New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

Section 10.2  JURY TRIAL WAIVER. The Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Documents.

Section 10.3  Omitted

Section 10.4  ASSIGNMENT. Neither this Agreement nor any rights of Investor or the Company hereunder may be assigned by either party to any other person.

Section 10.5  THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company and Investor, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 10.6  TERMINATION. This Agreement shall terminate at the end of the Commitment Period or as otherwise provided herein (unless extended by the agreement of the Company and the Investors); provided, however, that the provisions of Article VI, VIII, IX and X shall survive the termination of this Agreement.

Section 10.7  ENTIRE AGREEMENT. This Agreement together with schedules and exhibits hereto, and the instruments referenced herein contain the entire understanding of the Company and Investor with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters.

Section 10.8  FEES AND EXPENSES. Except as otherwise provided in this Agreement or any of the exhibits hereto, each of the Company and Investor agrees to pay its own expenses in connection with the preparation of this Agreement and performance of its obligations hereunder provided, however, that the Company agrees to the fees and expenses of an Investor’s counsel not to exceed $30,000 and shall be payable in three equal installments, 30, 60 and 90 days from the date hereof. In addition, the Company shall pay all reasonable fees and expenses incurred by the Investor in connection with any amendments, modifications or waivers of this Agreement. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

Section 10.9 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and all of the Investors or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 10.10  NO BROKERS. The Company agrees to indemnify the Investors against, and hold the Investors harmless from, any judgments entered against Investors for fees in connection with this transaction based on agreements between the Company and any broker or finder.

Section 10.11 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other parties hereto by electronic transmission of a portable document format (“PDF”) copy or facsimile transmission of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

Section 10.12 SURVIVAL; SEVERABILITY. The representations, warranties, covenants and agreements of the Company hereto shall survive each Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 10.13 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.14  NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 10.15  TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section 10.16  REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the trading price of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg L.P. or any successor thereto.

Section 10.17  PUBLICITY. The Company and Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Investor without the prior written consent of such Investor, except to the extent required by law. Investor acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be "material contracts" as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

IN WITNESS WHEREOF, the parties hereto have caused this Equity Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

SPATIALIGHT, INC.

By:  /s/ David Hakala
Name:  David Hakala
Title:  CEO

SOUTHRIDGE PARTNERS LP

By:  /s/ Steve Hicks
Name:  Steve Hicks
Title:

SOUTHSHORE CAPITAL FUND LTD.

By:  /s/ David Sims
Name:  David Sims
Title:

PIERCE DIVERSIFIED STRATEGY MASTER FUND, LLC, ENA

By:  /s/ Brendan O' Neil
Name:  Brendan O' Neil
Title:

ENABLE OPPORTUNITY PARTNERS LP

By:  /s/ Brendan O' Neil
Name:  Brendan O' Neil
Title:

ENABLE GROWTH PARTNERS LP

By:  /s/ Brendan O' Neil
Name:  Brendan O' Neil
Title:

IROQUOIS MASTER FUND LTD.

By:  /s/ Joshua Silverman
Name:  Joshua Silverman
Title:

EXHIBITS

EXHIBIT A	Put Notice

EXHIBIT B	Opinion

EXHIBIT C	Closing Certificate

EXHIBIT A

PUT NOTICE

TO:	SOUTHRIDGE PARTNERS LP
SOUTHSHORECAPITAL FUND LTD.
PIERCE DIVERSIFIED STRATEGY MASTER FUND, LLC, ENA
ENABLE OPPORTUNITY PARTNERS LP
ENABLE GROWTH PARTNERS LP
IROQUOIS MASTER FUND LTD.

We refer to the Equity Credit Agreement dated April 24, 2007 (the "Agreement") by and among SpatiaLight, Inc. (the “Company”) and the Investors listed on Schedule A annexed thereto.

We hereby give the Investors notice that the Investors are required to purchase Put Shares in the Put Amount, based upon the percentages set forth in Schedule A to the Agreement, in accordance with the terms of the Agreement for the following Trading Days:

Place check mark next to the applicable Trading Days:

✓	Put Date
✓	First Trading Day Following Put Date
✓	Second Trading Day Following Put Date
✓	Third Trading Day Following Put Date
✓	Fourth Trading Day Following Put Date

The Company is simultaneously delivering the Interim Put Shares in accordance with the Agreement.

The conditions set forth in Section 7.2 of the Agreement have been satisfied.

Unless the context otherwise requires, capitalized terms utilized herein shall have the meanings ascribed to such terms in the Agreement.

IN WITNESS WHEREOF, this instrument has been executed as of the 27th day of April, 2007.

SPATIALIGHT, INC. By: /s/ David Hakala Name: David Hakala Title: CEO

EXHIBIT B

FORM OF OPINION

Re:	Equity Credit Agreement dated April 24, 2007 (the “Agreement”) by and among SpatiaLight, Inc. (the “Company”) and the Investors listed on Schedule A annexed thereto

Ladies and Gentlemen:

We have acted as counsel to SpatiaLight, Inc., a New York corporation (the "Company"), in connection with (i) the preparation and filing by the Company with the Securities and Exchange Commission of the Company’s registration statement (the “Registration Statement”) on Form S-3, Registration No. 333-137100 under the Securities Act. of 1933, as amended (the “Act”), relating to the offering on a continuous basis of up to $75,000,000 of the Company’s Common Stock, warrants, units and/or subscription rights, and (ii) the negotiation and preparation of the Agreement. Unless the context otherwise requires, capitalized terms utilized herein shall have the meanings ascribed to such terms in the Agreement.

We have examined original, photostatic or certified copies of such records of the Company as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals and the conformity to authentic originals of all documents and instruments submitted to us as certified or photostatic copies. As to various questions of fact material to our opinions we have relied upon representations made to us by various officers and directors of the Company and we have not conducted or received independent verification of those facts.

Based on the foregoing, we are of the opinion that:

(1) The Registration Statement has become effective under the Act and, to our knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the prospectus which forms a part thereof, has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act.

(2) Any required filing of the prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations under the Act has been made in the manner and within the time period required by such Rule 424(b).

(3) The sale of the Put Shares to the Investors pursuant to the Registration Statement is covered by the Registration Statement and, subject to the prospectus delivery requirements and the limitations on actions by underwriters under the Act, the Put Shares may be sold by the Investors without restriction under the Act.

EXHIBIT C

CLOSING CERTIFICATE

The undersigned, David F. Hakala, hereby certifies, with respect to the Put Shares of SpatiaLight, Inc., Inc. (the "Company") issuable in connection with the Put Notice, dated April 27, 2007 (the "Notice"), delivered pursuant to the Equity Credit Agreement dated April 24, 2007 (the "Agreement") by and among SpatiaLight, Inc. (the “Company”) and the Investors listed on Schedule A annexed thereto as follows:

1.	The undersigned is the duly elected President of the Company.

2.	The representations and warranties of the Company set forth in the Agreement are true and correct in all material respects as though made on and as of the date hereof.

3.
The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Closing Date related to the Notice and has complied in all material respects with its obligations contained in the Agreement.

4.	The conditions set forth in Section 7.2 of the Agreement have been satisfied.

  Unless the context otherwise requires, capitalized terms utilized herein shall have the meanings ascribed to such terms in the Agreement.

IN WITNESS WHEREOF, this instrument has been executed as of the 24th day of April, 2007

SPATIALIGHT, INC. By: /s/ David Hakala Name: David F. Hakala Title: CEO

SCHEDULE A

INVESTOR	PERCENTAGE	ADDRESS FOR NOTICE

Southridge Partners LP	40.79%	Southridge Partners LP 90 Grove Street Ridgefield, CT 06877 Fax: 203-431-8301

Southshore Capital Fund Ltd.	13.60%	Southshore Capital Fund Ltd. Harbour House, 2nd Floor Waterfront Drive P.O. Box 972 Road Town, Tortola BVI Fax: 284-494-4771

Pierce Diversified Strategy Master Fund, LLC, ENA	1.34%	Enable Capital Management One Ferry Building, Suite 255 San Francisco, CA 94111 Fax: 415-677-1580

Enable Opportunity Partners LP	2.68%	Enable Capital Management One Ferry Building, Suite 255 San Francisco, CA 94111 Fax: 415-677-1580

Enable Growth Master Fund Ltd.	22.77%	Enable Capital Management One Ferry Building, Suite 255 San Francisco, CA 94111 Fax: 415-677-1580

Iroquois Master Fund Ltd.	18.83%	Iroquois Master Fund Ltd. 641 Lexington Avenue, 26th Floor New York, New York 10022 Fax: 212-207-3452

SCHEDULE 3.4
AFFILIATES OF COMPANY

Pierce Diversified Strategy Master Fund, LLC, ENA, Enable Opportunity Partners LP and Enable Growth Partners LP are managed by Enable Capital Management.

SCHEDULE 4.8
REQUIRED CONSENTS

None